Oneida Financial Corp.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [ ] a.m., Eastern Time, on [ ], 2015.

Vote by Internet

- Go to **www.investorvote.com/ONFC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3.

	For	Against	Abstain
1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 24, 2015, by and between Community Bank System, Inc. and Oneida Financial Corp. (the "Merger Agreement"), which provides for the merger of Oneida Financial Corp. with and into Community Bank System, Inc. with Community Bank System, Inc. as the resulting company (the "Merger").	☐	☐	☐
2. To consider and vote upon a non-binding, advisory proposal to approve the compensation payable to the named executive officers of Oneida Financial Corp. in connection with the Merger.	☐	☐	☐
3. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

022V0C

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.edocumentview.com/ONFC.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Oneida Financial Corp.

Revocable Proxy — Oneida Financial Corp.

Notice of 2015 Special Meeting of Stockholders

[ ]

Proxy Solicited by Board of Directors for Special Meeting — [ ], 2015

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Oneida Financial Corp. ("Oneida Financial") which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at the [ ], at [ ] p.m. (local time) on [ ] and at any adjournment or postponement thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as specified on the reverse side.

Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of Oneida Financial at the special meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Oneida Financial at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the special meeting.

The undersigned acknowledges receipt from Oneida Financial prior to the execution of this proxy of a notice of the special meeting and a proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.